EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

ACP Accelerant Holdings, L.P.
Signature:	/s/ Jennifer Mello
Name/Title:	Jennifer Mello, Attorney-in-Fact
Date:	11/14/2025

ACP Insurance Management, LLC
Signature:	/s/ Jennifer Mello
Name/Title:	Jennifer Mello, Attorney-in-Fact
Date:	11/14/2025

Keoni Andrew Schwartz
Signature:	/s/ David Pelsue
Name/Title:	David Pelsue, Attorney-in-Fact
Date:	11/14/2025